Exhibit 5.1

[Gibson, Dunn & Crutcher Letterhead]

August 6, 2010

Standard Pacific Corp.

26 Technology Drive

Irvine, California 92618

(949) 789-1600

Re: Standard Pacific Corp.

      Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S 8 (the “Registration Statement”), of Standard Pacific Corp., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares subject to the Registration Statement are to be issued in connection with a stock option granted to Kenneth L. Campbell (the “Stock Option”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of the officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in accordance with the terms set forth in the Stock Option and against payment thereof, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP